UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 22, 2011

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Executive Drive

Somerset, NJ 08873

(Address and zip code of principal executive offices)

(877) 523-9897

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

TeamStaff, Inc. and its wholly-owned subsidiary, TeamStaff Government Solutions, Inc. (formerly known as RS Staffing, Inc.) have entered into a settlement agreement dated as of July 22, 2011 (the “Settlement Agreement”) with Roger Staggs and E. Barry Durham, the former principals of RS Staffing Services, Inc. (together, the “Sellers”). The Sellers are the holders of certain promissory notes issued by TeamStaff, Inc. in the aggregate principal amount of $1,500, 000 (the “Notes”). The claims resolved by the Settlement Agreement concern TeamStaff’s claim of indemnification of approximately $1,800,000 arising out of the acquisition by TeamStaff, Inc. of RS Staffing Services, Inc. in June 2005 and certain counterclaims by the Sellers against TeamStaff, including payment under the Notes.

Pursuant to the Settlement Agreement, the Company will pay $200,000 in cash to the Sellers within five business days of the execution of the Settlement Agreement, issue to the Sellers an aggregate of 300,000 shares of common stock of TeamStaff, Inc., and permit the Sellers to resell an aggregate of 201,724 other shares of common stock of TeamStaff, Inc. already owned by the Sellers, against which the Company had previously placed a stop order to prevent their resale.

In addition, the Sellers agreed to orderly sale limitations with respect to their ability to resell all of their shares of common stock of TeamStaff, Inc. In accordance with these limits, during the 90 day period commencing on the effective date of the Settlement Agreement, neither Seller will resell in excess of 33,000 shares of TeamStaff common stock previously held by them during any 30 day period without the consent of TeamStaff. With respect to the new shares of TeamStaff common stock to be issued pursuant to the Settlement Agreement, commencing on the six month anniversary of the effective date of the Settlement Agreement, neither Seller will resell in excess of 25,000 shares during any 30 day period without the consent of TeamStaff.

In addition, TeamStaff provided guarantees to the Sellers that the net proceeds to be received by them from the resale of all of the shares of common stock of TeamStaff, Inc. sold by them pursuant to the Settlement Agreement would not be less than certain minimum guarantees. With respect to the shares of common stock of TeamStaff, Inc. owned by the Sellers prior to the effective date of the Settlement Agreement (the “Old TeamStaff Shares”), TeamStaff guaranteed to each Seller net proceeds of $100,000 and with respect to the shares of common stock of TeamStaff, Inc. to be issued under the Settlement Agreement (the “New TeamStaff Shares”), TeamStaff guaranteed to each Seller net proceeds of $375,000.

The payments of all amounts under the Settlement Agreement are secured by the Notes. Upon receipt by the Sellers of (i) the payment of $200,000 to be made by TeamStaff following the execution of the Settlement Agreement and (ii) the proceeds realized from the sale of the Old TeamStaff Shares and New TeamStaff Shares, or the guarantees, the Notes shall be deemed satisfied in full. In addition, the parties agreed to release each other from any further claims that either may have against the other, except to enforce the Settlement Agreement.

The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transactions described in Item 1.01 of this Current Report on Form 8-K, TeamStaff, Inc. (the “Company”) provided notice to entities affiliated with Wynnefield Capital, Inc. (the “Purchasers”) pursuant to its previously announced standby commitment (the “Commitment”) under which the Purchasers agreed to purchase convertible debentures (the “Convertible Debentures”) in an aggregate principal amount of up to $350,000.  The Company has drawndown the entire amount of available funds under the Commitment, of which $200,000 will be used for the initial payments under the Settlement Agreement. The closing of the drawdown occurred on July 28, 2011, and on such date the Company issued the Convertible Debentures in the aggregate principal amount of $350,000 to the Purchasers, against its receipt of such funds. As previously described, the Convertible Debentures will mature on the

27-month anniversary of issuance and bear interest at the rate of the greater of the prime rate plus 5%, or 10% per annum, payable at maturity or upon redemption of such Convertible Debentures. The Convertible Debentures are convertible into shares of the Company’s common stock at an initial conversion price of $1.30 per share. The initial conversion rate is subject to adjustment to account for certain customary events and also will include weighted-average anti-dilution protection for future issuances by the Company, subject to certain exclusions. The Company can also redeem the outstanding Convertible Debentures at any time at 120% of the remaining principal amount, plus accrued but unpaid interest. The Purchasers are entities affiliated with Wynnefield Capital, Inc., the Company’s largest shareholder.  Mr. Peter Black, a member of the Company’s Board of Directors, is an employee of Wynnefield Capital.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of 300,000 shares of Common Stock by TeamStaff, Inc. pursuant to the Settlement Agreement is incorporated herein by reference. To the extent required to be disclosed pursuant to Item 3.02 of Form 8-K, the information set forth in Item 2.03 of this Current Report on Form 8-K regarding the issuance of the Convertible Debentures is incorporated herein by reference.

The securities issued pursuant to the Settlement Agreement and the Commitment are restricted securities and were offered and sold in private transactions to accredited investors (as such term is defined in Rule 501(a), as promulgated under the Securities Act), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and similar exemptions under applicable state laws. The securities sold in the foregoing transaction may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01      Other Events.

On July 26, 2011, the Company issued a press release announcing the Settlement Agreement. The full text of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d)             Exhibits

Exhibit No.	Description

10.1	Form of Settlement Agreement dated as of July 22, 2011
99.1	Press Release of TeamStaff, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

	By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	President and Chief Executive Officer
Date: July 28, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Settlement Agreement dated as of July 22, 2011
99.1	Press Release of TeamStaff, Inc.